REQUEST FOR WAIVER

                               DYNEX CAPITAL, INC.
                Dividend Reinvestment and Stock Purchase Plan


TO:   Treasurer
      Dynex Capital, Inc.
      10900 Nuckols Road - Third Floor
      Glen Allen, Virginia  23060

Telephone:..(804) 217-5800           Date:  .....
                                            -----------------
Fax Number:.(804) 217-5860

This form is to be used by Participants in the Dynex Capital, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") who are requesting authorization from Dynex Capital, Inc. (the "Company") to make optional cash deposits under the Plan in excess of the $20,000 monthly maximum limit.

A new form must be completed each month the Participant wishes to make optional cash deposits in excess of the $20,000 monthly maximum limit. This form will not be accepted by the Company unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) the Participant has received a current copy of the Prospectus relating to the Plan;
(iii) the undersigned participant has the power and authority to execute this Request for Waiver; and (iv) the Participant shall submit a copy of this Request for Waiver (approved by the Company) to First Union National Bank at the same time an Authorization Form and/or Broker and Nominee Form, if applicable, and the optional cash deposits are submitted by the participant.

The Participant submitting this form represents that he or she has no intent to manipulate or otherwise cause the stock price of the Company's Common Stock to decline during the Pricing Period.

The Participant acknowledges that for the September 30, 1997 Investment Date, the Pricing Period will consist of the nine Trading Days prior to such Investment Date. The Participant also acknowledges that optional cash deposits in excess of $20,000 for the September 30, 1997 Investment Date shall not be made until such time that the Registration Statement on Form S-3 filed September 16, 1997 with the Securities and Exchange Commission ("SEC") shall be accepted by the SEC and declared effective.

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Participant Information


------------------------                  ------------------------
Participant's Signature                   Social Security/Tax
                                          Identification Number(s)

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Name as it appears on share                Address
certificate

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Participant's Signature   Date            City..      State       Zip

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Name as it appears on share                Tel:------------------------
certificate                                Fax:..------------------------

Optional Cash Investment                   Manner of Payment
      ......                               Wire transfer -------- Other(1)------
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(1)Payment by other than wire transfer requires approval of the Company.
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Accepted by Dynex Capital, Inc.

------------------------                   ------------------------
Name:                                      Date


                                           Applicable Waiver Discount:

Approved Amount:----------                 Threshold Price:-------------